UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 29, 2011 (March 21, 2011)

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor Hi-Tech Development District Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 86-29 8268 3920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On March 21, 2011, the Audit Committee of the Board of Directors of the Registrant (the “Audit Committee”) determined that it would launch an independent investigation (the “Investigation”)  into the allegations made about the Company in the March 16, 2011, Upton Sinclair report.

On March 28, 2011, in response to a report issued by Alfred Little about the Company, the Company issued a press release, denying the allegations made by Alfred Little and announcing that the Audit Committee will launch the Investigation.

The Audit Committee will announce at a later date the legal and forensic accounting advisors who will be engaged to assist the Audit Committee in the Investigation.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference

Item 9.01                       Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2011	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 28, 2011